EX-99.j

                          Independent Auditors' Consent




The Board of Trustees of JNL Series Trust


We consent to the use of our report dated February 1, 2002 incorporated herein by reference and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "INVESTMENT ADVISER, SUB-ADVISER AND OTHER SERVICE PROVIDERS" in Part B of the SEC Form N-1A Registration Statement.




/s/ KMPG

Minneapolis, Minnesota
April 17, 2002

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                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in this Registration Statement on Form N-1A for each of the forty-three (43) Series of the JNL Series Trust listed in Exhibit A.

/s/ PricewaterhouseCoopers LLP

April 16, 2002

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                                                                       EXHIBIT A

1.       JNL/Alger Growth Series
2.       JNL/Alliance Growth Series
3.       JNL/Eagle Core Equity Series
4.       JNL/Eagle SmallCap Equity Series
5.       JNL/J.P. Morgan Enhanced S&P 500 Stock Index Series
6.       JNL/J.P. Morgan International & Emerging Markets Series
7.       JNL/Janus Aggressive Growth Series
8.       JNL/Janus Balanced Series
9.       JNL/Janus Capital Growth Series
10.      JNL/Janus Global Equities Series
11.      JNL/Janus Growth & Income Series
12.      JNL/PIMCO Total Return Bond Series
13.      JNL/Putnam Growth Series
14.      JNL/Putnam International Equity Series
15.      JNL/Putnam Midcap Growth Series
16.      JNL/Putnam Value Equity Series
17.      Lazard/JNL Mid Cap Value Series
18.      Lazard/JNL Small Cap Value Series
19.      PPM America/JNL Balanced Series
20.      PPM America/JNL High Yield Bond Series
21.      PPM America/JNL Money Market Series
22.      Salomon Brothers/JNL Balanced Series
23.      Salomon Brothers/JNL Global Bond Series
24.      Salomon Brothers/JNL High Yield Bond Series
25.      Salomon Brothers/JNL U.S. Government & Quality Bond Series
26.      T. Rowe Price/JNL Established Growth Series
27.      T. Rowe Price/JNL Mid-Cap Growth Series
28.      T. Rowe Price/JNL Value Series
29.      JNL/S&P Conservative Growth Series
30.      JNL/S&P Moderate Growth Series
31.      JNL/S&P Aggressive Growth Series
32.      JNL/S&P Conservative Growth Series I
33.      JNL/S&P Moderate Growth Series I
34.      JNL/S&P Aggressive Growth Series I
35.      JNL/S&P Very Aggressive Growth Series I
36.      JNL/S&P Equity Growth Series I
37.      JNL/S&P Equity Aggressive Growth Series I
38.      JNL/S&P Conservative Growth Series II
39.      JNL/S&P Moderate Growth Series II
40.      JNL/S&P Aggressive Growth Series II
41.      JNL/S&P Very Aggressive Growth Series II
42.      JNL/S&P Equity Growth Series II
43.      JNL/S&P Equity Aggressive Growth Series II